UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2025 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main Street, Suite 400, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(801) 639-0511

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NG	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, Dr. Diane Garrett notified the Chairman of the Company’s Board of Directors of her resignation from the Company’s Board of Directors effective on the earlier of: (i) the appointment of a duly qualified successor, or (ii) the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). Dr. Garrett’s resignation is not the result of any disagreements between Dr. Garrett and the Company relating to the Company’s operations, policies, or practices. Upon the appointment of Mr. Erfan as described below, Dr. Garrett’s resignation was effective.

On July 21, 2025, Ali Erfan was appointed to the Board to serve until the Company’s 2026 Annual Meeting. The Board deems Mr. Erfan to be a non-independent director under NYSE American, TSX and Securities and Exchange Commission (“SEC”) rules. The Board expects to appoint Mr. Erfan to one or more committees at a later date. There is no arrangement or understanding between Mr. Erfan and any other person pursuant to which the Board selected Mr. Erfan as a director.

Electrum Strategic Resources L.P. (“Electrum”) is our largest shareholder. Mr. Erfan currently serves as the Vice Chairman of The Electrum Group LLC, which possesses voting and investment power with respect to assets of Electrum, including indirect investment discretion with respect to the Common Shares held by Electrum. The transactions between the Company and Electrum have been described in the Company’s most recent Form 10-Q in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, Mr. Erfan was not a director or nominee for a director at the time of such transactions between the Company and Electrum, and has not participated in any “related party-transactions” with the Company as set forth in Item 404(a) of Regulation S-K.

Mr. Erfan will receive the Company’s standard compensation package for non-employee directors. A description of this standard compensation package can be found in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 24, 2025.

Item 7.01 Regulation FD Disclosure

On July 21, 2025, the Company issued a press release announcing: i) the appointment of Ali Erfan to the Board, and ii) the resignation of Diane Garrett from the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated July 21, 2025 titled “NOVAGOLD Announces Appointment of New Director”
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2025	NOVAGOLD RESOURCES INC.

	By:	/s/ Gregory A. Lang
Gregory A. Lang
President and Chief Executive Officer